UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2006
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
(Address of Principal Executive Offices) (Zip Code)

(310) 829-4509
(Registrant’s telephone number,
including area code)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 12, 2006, Brad Ball was elected to the Board of Directors of Genius Products, Inc. (the "Company"). Mr. Ball was elected to the Board of Directors by the Series W Preferred Stockholders of the Company, The Weinstein Company Holdings, LLC and W-G Holdings Corp. On the same date, Mr. Ball was also appointed to the Company’s Audit Committee, Compensation Committee and Nominating Committee. Mr. Ball will serve as the chairman of the Nominating Committee of the Company.

Item 5.05 Amendments to the Registrant’s Code of Ethics.

On December 12, 2006, the Board of Directors of the Company adopted an Amended and Restated Code of Ethics (the “Code”). The Code updates and revises the Company’s previous Code of Ethics by expanding the applicability of the Code to all officers, directors and employees of the Company, and by adopting other provisions that address corporate responsibility and accountability. Changes to, and waivers of, the Code may now be made only by the Board of Directors.

A complete copy of the Code is available on the Company’s website at www.geniusproducts.com and is also available in print to any shareholder upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: December 18, 2006	By:	/s/ John P. Mueller
John P. Mueller
Chief Financial Officer